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                                                                   EXHIBIT 10.66

                                    MORTGAGE

      THIS MORTGAGE (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the "Mortgage"), is made as of the ___ day of __________ 2004, by RAMCO AUBURN CROSSROADS SPE LLC, a Delaware limited liability company, having its principal place of business at c/o Ramco-Gershenson, Inc., 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 ("Mortgagor"), to and for the benefit of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, its successors or assigns, having its place of business at 388 Greenwich Street, 11th Floor, New York, New York, 10013 ("Mortgagee").

                              W I T N E S S E T H:

      To secure (A) the payment of an indebtedness in the principal sum of SEVEN MILLION SEVEN HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($7,740,000), lawful money of the United States of America, to be paid with interest according to that certain promissory note dated of even date hereof made by Mortgagor to Mortgagee (the note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "Note") and all other sums due hereunder, or otherwise due under the Loan Documents (as such term is defined in the Note) (said indebtedness, interest and all sums due hereunder and under the Note and any other Loan Documents being collectively called the "Debt"), and all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents (the "Obligations"), and (B) the payment of an indebtedness in the aggregate principal sum of TWENTY-SIX MILLION NINE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($26,960,000), in lawful money of the United States of America, to be paid with interest according to the Crossed Note (as defined in Schedule 1 hereto) that evidences the Crossed Loan (as defined in Schedule 1 hereto) made contemporaneously herewith by Mortgagee to the Mortgagor, and which Crossed Note is secured by, among other things, the Crossed Mortgage (as defined in Schedule 1 hereto) encumbering the Crossed Property (as defined in Schedule 1 hereto), and all other sums otherwise due under the Crossed Loan Documents (as defined in Schedule 1 hereto); said Crossed Loan and other indebtedness and all other sums due under the Crossed Note and the Crossed Loan Documents being herein referred to as the "Crossed Debt", Mortgagor has mortgaged, given, granted, bargained, sold, alienated, infeft, conveyed, confirmed, pledged, assigned, and

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hypothecated and by these presents does hereby MORTGAGE, WARRANT, GIVE, GRANT,
BARGAIN, SELL, CONVEY, CONFIRM, PLEDGE, ASSIGN AND HYPOTHECATE unto Mortgagee the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");

      TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged Property"; which Mortgaged Property has been subjected to condominium ownership pursuant to (a) that certain Master Deed, Auburn Outlot Condominium, Oakland County Condominium, Subdivision Plan No. 1519 dated February 17th, 2003 by Ramco-Gershenson Properties, L.P., a Delaware limited partnership, and (b) that certain Master Deed, Auburn Mile Condominium, Oakland County Condominium, Subdivision Plan No. 1353 dated April 18, 2001 by Ramco-Gershenson Properties, L.P. (collectively, the "Condominium Documents"):

      (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

      (b) all machinery, equipment, fixtures (including but not limited to all heating, ventilation, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively called the "Equipment"), including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Mortgaged Property is located (the "Uniform Commercial Code") superior in lien to the lien of this Mortgage;

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      (c)   all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

      (d) all leases and subleases (including, without limitation, all guarantees, letter of credit rights and other supporting obligations in respect thereof) and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the "Leases") and all rents, rent equivalents (including room revenues, if applicable), moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts (including deposit accounts), cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "Rents"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

      (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property or any part thereof;

      (f) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property or any part thereof;

      (g) all accounts, escrows, reserves, documents, records, instruments, chattel paper (including both tangible chattel paper and electronic chattel paper), claims, financial assets, investment property, letter of credit rights, supporting obligations, deposits and general intangibles (including payment intangibles and software), as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, franchises, management agreements, contracts, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds or real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon owned by Mortgagor;

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      (h)   any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Mortgagor's obligations under the Loan Documents, including any escrows set forth in the Loan Documents;

      (i) all accounts receivable, contract rights, interests, estates or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Mortgaged Property or any part thereof; and

      (j) all rights which Mortgagor now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys' and paralegals' fees and disbursements) relating to the Mortgaged Property or any part thereof.

      TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, and the successors and assigns of Mortgagee, in fee simple forever;

      PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt and the Crossed Debt at the time and in the manner provided in the Note, the Crossed Note, this Mortgage and the Crossed Mortgage, and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Crossed Note, the Loan Documents and the Crossed Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

      AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

      1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage. Mortgagor will duly and punctually perform all of the covenants, conditions and agreements contained in the Note, this Mortgage and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

      2. Warranty of Title. Mortgagor warrants that Mortgagor has good, marketable and insurable title to the Mortgaged Property and has the right to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage ("Permitted Encumbrances"). Mortgagor represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (a) Mortgagor's ability to pay in full the Debt, (b) the use of the Mortgaged Property for the use currently being made thereof, (c) the operation of the Mortgaged Property, or (d) the value of the Mortgaged Property. Mortgagor shall forever warrant, defend and

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preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

      3. Insurance. (a) Mortgagor, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Mortgage for the mutual benefit of Mortgagor and Mortgagee against loss or damage by fire, lightning, wind and such other perils as are included in a standard "all-risk" or "special causes of loss" form and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation and (ii) such amount that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance carried in accordance with this section shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation and an "Agreed Amount Endorsement". The policies shall have a deductible no greater than $25,000 unless agreed to by Mortgagee.

            (b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain, or cause to be obtained and maintained, during the entire term of this Mortgage the following policies (collectively, with the other policies required by this Section, the "Policies" and each a "Policy"):

                  (i) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (and any amendment or successor act thereto) in an amount at least equal to the lesser of
            (A) the full replacement cost of the Improvements and the Equipment within the parts of the Mortgaged Property so affected, (B) the outstanding principal amount of the Note or (C) the maximum limit of coverage available with respect to the Improvements and Equipment under said Act.

                  (ii) Comprehensive General Liability or Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverage for broad form property damage, contractual damages, personal injuries (including death resulting therefrom) and a liquor liability endorsement if liquor is sold on the Mortgaged Property, containing minimum limits of liability of $2 million for both injury to or death of a person and for property damage per occurrence, and $2 million in the aggregate, and such other liability insurance reasonably requested by Mortgagee. In addition, at least $3 million excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Mortgagor and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Mortgaged Property.

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                 (iii)  Rental loss and/or business interruption insurance for a period of 12 months in an amount equal to the estimated gross revenues from the operations of the Mortgaged Property over 12 months. The amount of such rental loss insurance shall be increased from time to time during the term of this Mortgage as and when new Leases and renewal Leases are entered into in accordance with the terms of this Mortgage, to reflect all increased rent and increased additional rent payable by all of the tenants under such Leases.

                 (iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Premises and the Improvements. Coverage is required in an amount at least equal to the full replacement cost of such equipment. Coverage must extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping.

                 (v) If the Mortgaged Property includes commercial property, worker's compensation insurance with respect to any employees of Mortgagor, as required by any governmental authority or legal requirement.

                 (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Mortgaged Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request, in form and substance reasonably acceptable to Mortgagee.

                 (vii) Ordinance or law coverage to compensate for the cost of demolition, increased cost of construction, and loss to any undamaged portions of the Improvements, if the current use of the Mortgaged Property or the Improvements themselves are or become "nonconforming" pursuant to the applicable zoning regulations, or full rebuildability following casualty is otherwise not permitted under such zoning regulations.

                 (viii) Windstorm insurance in an amount equal to the lesser of the original principal balance of the Loan and the maximum amount permitted by law.

                  (ix) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests and which is then customarily required by institutional lenders for similar properties similarly situated, against other insurable hazards, which at the time are commonly insured against and generally available at commercially reasonable premiums in the case of properties similarly situated, due regard to be given to the size and type of the Premises, Improvements and Equipment and their location, construction and use.

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      The insurance policies required under subsections 3(a) and 3(b)(iii) above shall be required to cover perils of terrorism and acts of terrorism so long as such insurance coverage is available at commercially reasonable rates (as determined by Mortgagee in its sole discretion); provided however, if a Rating Agency in connection with a Secondary Market Transaction (as hereinafter defined) or in connection with its rating surveillance of the certificates issued pursuant to a Secondary Market Transaction would not provide or maintain a rating (including, without limitation, any so-called "shadow" rating) for any portion of such certificates or the Loan which would otherwise be available but for the failure to maintain terrorism insurance with respect to the Loan (or the Loan among other loans included in the Secondary Market Transaction), Mortgagor will so maintain such insurance if obtainable from any insurer or any governmental authority (for the maximum amount obtainable up to the amounts set forth in subsections 3(a) and 3(b)(iii) above and with deductibles no greater than those provided in subsection 3(a) above).

            (c) All Policies (i) shall be issued by companies approved by Mortgagee and licensed to do business in the state where the Mortgaged Property is located, with a claims paying ability rating of "A:VIII" or better in the current Best's Insurance Reports; (ii) shall be maintained throughout the term of this Mortgage without cost to Mortgagee; (iii) shall contain a Non-Contributory Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Mortgagee as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Mortgagee; (v) shall be maintained throughout the term of the Mortgage without cost to Mortgagee; (vi) shall be delivered to Mortgagee in the form of certified copies of the Policies in effect on the date hereof; (vii) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty (30) days prior written notice of any modification or cancellation;
(viii) shall be for a term of not less than one year, (ix) shall be issued by an insurer licensed in the state in which the Mortgaged Property is located, (x) shall provide that Mortgagee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same, (xii) shall be reasonably satisfactory in form and substance to Mortgagee and shall be reasonably approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds; and (xiii) shall provide that all claims shall be allowable on an occurrence basis. Policies may also be so-called "blanket" policies, subject to Mortgagee's reasonable approval, so long as the required coverages are provided and are not reduced in amount or quality by virtue of the pooling effect of such "blanket" policies. Upon demand therefor, Mortgagor shall reimburse Mortgagee for all of Mortgagee's (or its servicer's) reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this
Section 3, including (without limitation) obtaining updated flood hazard certificates and replacement of any so-called "forced placed" insurance coverages. Mortgagor shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee. Subject to the immediately preceding parenthetical, if Mortgagor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Mortgagee may procure, but shall not be

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obligated to procure, such insurance and pay the Insurance Premiums therefor, and Mortgagor agrees to reimburse Mortgagee for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Mortgagor shall give Mortgagee prompt written notice if Mortgagor receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Mortgaged Property with any insurance requirements. For purposes hereof, references to "Mortgagee" shall also be deemed to include, without limitation, Mortgagee's successors, assigns or other designees.

            (d)   Intentionally omitted.

            (e) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), the Mortgagor shall give prompt notice thereof to the Mortgagee and, provided Mortgagee makes the insurance proceeds available to Mortgagor, Mortgagor shall promptly repair the Mortgaged Property to be at least equal value and of substantially the same character as prior to such damage, all to be effected in accordance with applicable law and plans and specifications reasonably approved in advance by Mortgagee. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand.

            (f) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                  (i) In the event of an Insured Casualty that does not exceed $200,000, Mortgagor may settle and adjust any claim without the consent of Mortgagee and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Mortgagor is hereby authorized to collect and receipt for any such insurance proceeds.

                  (ii) In the event an Insured Casualty shall exceed $500,000, then and in that event, Mortgagee, with the reasonable approval of Mortgagor in the absence of an Event of Default, and without the consent of Mortgagor if any Event of Default has occurred and is continuing, may settle and adjust any claim without the consent of Mortgagor and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Mortgagee and held in escrow by Mortgagee in accordance with the terms of this Mortgage.

                  (iii) In the event of any Insured Casualty, if (A) the loss is in an aggregate amount less than twenty percent (20%) of the original principal balance of the Note, and (B), in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within twelve (12) months after insurance proceeds are made available to an

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            economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, and such restoration can be completed on or before six (6) months prior to the Maturity Date of the Loan, and (C) no Event of Default (hereinafter defined) shall have occurred and be then continuing, then the proceeds of insurance shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to Insured Casualty, as provided for below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, that if such proceeds are so made available to Mortgagor pursuant to the terms hereof, Mortgagor shall in any event pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

                  (iv) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt or the Crossed Debt shall not be considered a voluntary prepayment requiring payment of the Prepayment Consideration (as such term is defined in the Note).

                  (v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (A) evidence reasonably satisfactory to it that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Mortgagee, (B) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (C) funds, or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (D) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. With respect to disbursements to be made by Mortgagee: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (B) funds other than proceeds of insurance shall be disbursed prior to disbursement

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            of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs described in Subsection (vi) below. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall at Mortgagee's option be applied to the Debt (such application to the Debt shall not be considered a voluntary prepayment requiring payment of the Prepayment Consideration) or paid to Mortgagor. In no event shall Mortgagee assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.

                  (vi) Notwithstanding anything to the contrary contained herein, the proceeds of insurance reimbursed to Mortgagor in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Mortgagee in the adjustment and collection thereof and by the reasonable costs incurred by Mortgagee of paying out such proceeds (including, without limitation, reasonable attorneys' fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).

      4. Payment of Taxes and Other Charges. Mortgagor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Taxes") and all ground rents, maintenance charges, other governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Other Charges") as the same become due and payable. Mortgagor will deliver to Mortgagee, promptly upon Mortgagee's request, evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid or are not then delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Mortgagor shall furnish to Mortgagee or its designee receipts for the payment of the Taxes, Other Charges and said utility services prior to the date the same shall become delinquent.

      5.    Intentionally Deleted.

      6.    Intentionally Deleted.

      7. Condemnation. (a) Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Mortgage. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Debt. Mortgagee shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein and in the Note. Mortgagor shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Mortgagor, to be paid directly to Mortgagee. Mortgagee may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable in such order and manner as Mortgagee determines (such application to be without any Prepayment Consideration, except that if an Event of Default, or an event with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note). If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

            (b) Notwithstanding the provisions of Subsection (a) above, in the event of a condemnation of less than all of the Mortgaged Property where: (i) no Event of Default shall have occurred and be continuing; (ii) the condemnation will not, in Mortgagee's sole discretion, result in a material adverse effect to the use or operation of the Mortgaged Property, Mortgagor's ability to make payments hereunder, or the operating income from the Mortgaged Property; and
(iii) the amount of any award or payment that is uncontested shall have been paid to Mortgagee, then Mortgagee and Mortgagor shall jointly make any such compromise or settlement hereunder, or otherwise adjudicate such claim, and such award or payment (less amounts payable to Mortgagee for its costs and expenses incurred in connection therewith) shall be paid by Mortgagee to Mortgagor in the same manner as provided by Subsection 3(f)(v) above to restore the Mortgaged Property to an architecturally and functionally compatible condition. Any surplus which may remain out of condemnation proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall at Mortgagee's option be applied to the Debt in such order and manner as Mortgagee determines (such application to the Debt shall not be considered a voluntary prepayment requiring payment of the Prepayment Consideration) or paid to Mortgagor.

      8. Representations and Covenants Concerning Loan. Mortgagor represents, warrants and covenants as follows:

            (a) Mortgagor shall comply with all of the recommendations concerning the maintenance and repair of the Mortgaged Property which are contained in the inspection and engineering report which was delivered to Mortgagee in connection with the origination of the Loan.

            (b) In the event Mortgagor decides to engage a third party management company to manage the Mortgaged Property, Mortgagor agrees to engage a management company satisfactory to Mortgagee, pursuant to a management agreement satisfactory to Mortgagee, and to cause such management company to execute the Acknowledgment of Property Manager in form and substance as executed by the existing manager of the Mortgaged Property in connection with the Loan, and to deliver to Mortgagee promptly upon such engagement, a fully-executed copy of the management agreement, together with the Acknowledgment of Property Manager signed by such manager.

            (c) In the event Mortgagee determines in its sole and reasonable discretion that the quality of management for the Mortgaged Property has deteriorated, Mortgagor agrees to engage a management company satisfactory to Mortgagee within forty-five (45) days after Mortgagor's receipt of written notice of Mortgagee's determination of the deterioration of the quality of management, pursuant to a management agreement satisfactory to Mortgagee, and to cause such management company to execute the Acknowledgment of Property Manager in form and substance as executed by the existing manager of the Mortgaged Property in connection with the Loan, and to deliver to Mortgagee promptly upon such engagement, a fully-executed copy of the management agreement, together with the Acknowledgment of Property Manager signed by such manager.

            (d) Mortgagor has reviewed and is familiar with all opinions of legal counsel to Mortgagor and any Guarantor or Affiliate (as hereinafter defined) to be delivered in connection with the Loan, including those respecting enforceability and authority, and the Nonconsolidation Opinion (as defined below). None of the assumptions set forth in such opinions are incorrect.

            (e) Neither Mortgagor, nor any Guarantor, nor any Affiliate is or has been a debtor, and no property of any of them (including the Mortgaged Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No such party and no property of any of them is or has been under the possession or control of a receiver, trustee or other custodian. Neither Mortgagor, any Guarantor or any Affiliate has made or will make any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

            (f) The representations and warranties contained in the Closing Certificate executed by Mortgagor in connection with the Note (which certificate constitutes one of the Loan Documents) are true and correct and Mortgagor shall observe the covenants contained therein.

            (g) Mortgagor shall cause the law firm of Richards, Layton & Finger, or other reputable Delaware counsel acceptable to Mortgagee (the "Law Firm") to deliver to Mortgagee an opinion letter reasonably satisfactory to Mortgagee, whereby the Law Firm opines (which opinion may be subject to standard assumptions, qualifications, limitations and exceptions acceptable to Mortgagee), among other requirements of Mortgagee, that: (1) the unanimous consent of the Single Member and the Independent Director is required in order for the Mortgagor to file a voluntary bankruptcy petition; (2) the provision in the Mortgagor's organizational documents that requires unanimous consent as a condition to filing a voluntary bankruptcy petition is enforceable against the Single Member; (3) the bankruptcy of the Single Member will not cause Mortgagor to be dissolved; (4) no creditor of the Single Member shall have the right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, Mortgagor's property; and (5) Delaware law, not federal law governs the determination of what persons or entities have the authority to file a voluntary bankruptcy petition on behalf of Mortgagor.

      9. Single Purpose Entity/Separateness. Mortgagor represents, warrants and covenants as follows:

            (a) Mortgagor has not and shall not own any asset or property other than (i) the Mortgaged Property and the Crossed Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property and the Crossed Property.

            (b) Mortgagor has not engaged and shall not engage in any business or activity other than the ownership, management and operation of the Mortgaged Property and the Crossed Property and such activities as are necessary, incidental or appropriate in connection therewith, and Mortgagor will conduct and operate its business as presently conducted and operated.

            (c) Mortgagor has not and shall not enter into or be a party to any transaction, contract or agreement with any guarantor of the Debt or any part thereof (a "Guarantor") or any party which is directly or indirectly controlling, controlled by or under common control with Mortgagor or Guarantor (an "Affiliate"), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Guarantor or Affiliate. Mortgagor will appropriately document and accurately record on its books and records all contracts, business transactions and transfers between Mortgagor, on the one hand, and any of Ramco-Gershenson Properties, L.P., a Delaware limited partnership (the "Partnership"), Ramco-Gershenson, Inc., a Michigan corporation ("RG, Inc."), and/or the REIT (as defined in Section 12 below), on the other.

            (d) Other than debt owed which shall be discharged and paid upon funding of the loan secured hereby, Mortgagor has not incurred and shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt;
(ii) trade and operational debt incurred in the ordinary course of business with trade creditors in connection with owning, operating and maintaining the Mortgaged Property, in such amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a promissory note or other security instrument and is not at any time in an aggregate amount in excess of two percent (2%) of (A) the original loan amount evidenced by the Note with respect to trade and operational debt incurred with respect to the Mortgaged Property and (B) the Crossed Loan amount with respect to trade and operational debt incurred with respect to the Crossed Property, and further provided that all such trade debts are paid within thirty (30) days after the same are incurred; and (iii) unsecured subordinated loans to Mortgagor (the "Subordinated Loans", each a "Subordinated Loan") made by the Partnership, provided that such loan or loans are made for the sole purpose of funding, and are used by Mortgagor solely for, working capital and/or otherwise to improve, alter and remodel the Mortgaged Property and provided that Mortgagee consents to such improvement, alteration or remodeling, as applicable, such consent not to be unreasonably withheld; provided, however, that Subordinated Loans shall be permitted only if and so long as each of the following conditions are satisfied:
(1) the payment terms of each Subordinate Loan shall not require payments to be made or payments to become due unless and until the Loan (or any refinancing loan the proceeds of which are used to repay the Loan) is fully paid and satisfied, except that voluntary payments by Mortgagor from excess cash flow from the Mortgaged Property may be permitted so long as no Event of Default has occurred and is continuing, (2) the aggregate outstanding balance of the Subordinated Loans and interest accrued and unpaid thereon together with the Debt (the "Total Debt Amount") shall not exceed 80% of the value of the Mortgaged Property (such value to be determined at the time each such Subordinated Loan is made and to be determined based on an appraisal similar to the appraisal obtained at loan origination and otherwise in form and substance reasonably acceptable to Mortgagee, such appraisal also to take account of any increase in value created by any related expansion or remodeling; provided, however, that if the Total Debt Amount does not exceed 80% of $10,100,000 a new appraisal will not be required) and (3) the Partnership shall, prior to making any Subordinate Loan advance, execute and deliver to and for the benefit of Mortgagee a subordination and standstill agreement in the form of Exhibit E attached to that certain Closing Certificate dated as of the date hereof, executed by Mortgagor for the benefit of Mortgagee (the "Closing Certificate"), and (4) all reasonable costs and expenses incurred by Mortgagee in connection with such Subordinated Loans, including, but not limited to, the review of any and all materials required to be provided in connection therewith (including Mortgagee's reasonable attorney's fees and expenses) shall be at the expense of Mortgagor and shall be paid by Mortgagor to Mortgagee upon demand. No indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Mortgaged Property.

            (e) Mortgagor has not made and shall not make any loans or advances to any third party, nor to Guarantor, any Affiliate or any constituent party of Mortgagor.

            (f) Without intending to modify or diminish any limitations on recourse benefiting Mortgagor under this Mortgage or the other Loan Documents, Mortgagor is and will remain solvent and Mortgagor will pay its debts from its assets as the same shall become due.

            (g) Mortgagor has done and shall do all things necessary, to preserve its existence, and Mortgagor will not, nor will Mortgagor permit Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, certificate of formation, operating agreement, trust or other organizational documents of Mortgagor or Guarantor in a manner which would adversely affect Mortgagor's existence as a single-purpose entity, without the prior written consent of Mortgagee.

            (h) Mortgagor has maintained and shall maintain financial statements, accounting records, books and records, bank accounts and other entity documents separate from those of its Affiliates and any constituent party of Mortgagor or any other person or entity, and Mortgagor has filed and shall file its own tax returns, if any, as may be required under applicable law, or if part of a consolidated group filing, the Mortgagor is shown as a separate member of such group. Mortgagor has maintained and shall maintain its books, records, resolutions and agreements as official records.

            (i) Mortgagor has been and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, any constituent party of Mortgagor or any Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks. Mortgagor has allocated and shall allocate fairly and reasonably any overhead for shared office space.

            (j) Mortgagor has preserved and kept and shall preserve and keep in full force and effect its existence, good standing and qualification to do business in the state in which the Mortgaged Property is located and Mortgagor has observed and will observe all partnership, corporate or limited liability company formalities, as applicable.

            (k) Mortgagor has maintained and shall maintain adequate capital and a sufficient number of employees, if any, for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Mortgagor will pay the salaries of its own employees.

            (l) Neither Mortgagor nor any constituent party of Mortgagor has sought or shall seek or consent to the dissolution or winding up, in whole or in part, of Mortgagor, nor will Mortgagor merge with or be consolidated into any other entity or acquire by purchase or otherwise all or substantially all of the business assets of, or any stock of beneficial ownership of, any entity.

            (m) Mortgagor has not and shall not commingle the funds and other assets of Mortgagor with those of any Affiliate, any Guarantor, any constituent party of Mortgagor or any other person, and Mortgagor will pay its own liabilities out of its own funds and assets.

            (n) Mortgagor has maintained and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Mortgagor, Affiliate, Guarantor or any other person.

            (o) Mortgagor has not and shall not assume, guarantee, become obligated for or hold itself out to be responsible for the debts or obligations of any other person (provided, that the foregoing shall not prevent Mortgagor from being and holding itself responsible for expenses incurred or obligations undertaken by the property manager of the Mortgaged Property in respect of its duties regarding the Mortgaged Property).

            (p) Mortgagor shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage.

            (q) Mortgagor does not and shall not own any subsidiary, or make any investment in any person or entity.

            (r) Mortgagor has not and shall not without the unanimous consent of all its general partners, directors or members, as applicable, file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

            (s) Mortgagor shall be a limited liability company formed under the laws of the State of Delaware with one (1) member (the "Single Member"), whose certificate of formation and operating agreement ("Mortgagor's Organizational Documents") shall be in form and substance reasonably satisfactory to Mortgagee.

            (t) Mortgagor's Organizational Documents shall contain each of the representations, covenants and warranties set forth in this Section 9 and shall require Mortgagor to at all times cause there to be at least one (1) duly appointed member of the board of directors (each an "Independent Director") of Mortgagor who shall be an individual, natural person and whose vote will be required in connection with the voluntary filing for protection under the Bankruptcy Code or similar action by Mortgagor and who is not at the time of initial appointment, and may not have been at any time during the preceding five years, a shareholder of (other than as a shareholder of the REIT, so long as such person has not been a shareholder of the REIT within the last 2 years), or an officer, director (other than an Independent Director), partner, paid consultant or employee of, Mortgagor or any of its shareholders, subsidiaries or affiliates, a customer of, or supplier to, Mortgagor or any of its shareholders, subsidiaries or affiliates, a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of Mortgagor. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise. Mortgagor's Organizational Documents shall further require that upon the occurrence of any event that causes the Single Member to cease to be a member in Mortgagor, the Independent Director shall, without action of any person and simultaneously with the Single Member ceasing to be a member of Mortgagor, automatically be admitted to Mortgagor as a member and shall continue the Mortgagor without dissolution.

            (u)   Intentionally Deleted.

            (v) Mortgagor shall not cause or permit the board of directors of Mortgagor to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the board of directors of Mortgagor unless at the time of such action there shall be at least one (1) member who is an Independent Director.

            (w) Mortgagor has conducted and shall conduct its business so that the assumptions made with respect to Mortgagor in that certain opinion letter dated of even date herewith (the "Nonconsolidation Opinion") delivered by Honigman Miller Schwartz and Cohn LLP in connection with the Loan shall be true and correct in all respects.

            10. Maintenance of the Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be operated and maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Mortgagor shall not use, maintain or operate the Mortgaged Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises.

      11. Use of the Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law, land use designation or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, nor shall Mortgagor initiate, join in, acquiesce in, or consent to any land use change, zoning change or zoning matter affecting the Mortgaged Property. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof and shall not take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank or above-ground storage tank without the written consent of Mortgagee.

      12. Transfer or Encumbrance of the Mortgaged Property. (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the loan secured hereby, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Subject to the provisions of Section 12(b) below, without the prior written consent of Mortgagee:

            (i) neither Mortgagor nor any other Person shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, transfer, convey, mortgage, pledge, or assign any interest in, or encumber, alienate, grant a Lien in or against, or grant or enter into any easement, covenant or other agreement granting rights in or restricting the use or development of, (A) the Mortgaged Property or any part thereof, or (B) any partnership interest, membership interest, shares of stock, beneficial interest or any other ownership interest (in whole or in part) in Mortgagor or in any partner, member, shareholder, beneficiary or other direct or indirect holder or any interest therein, through each tier of ownership with the intention that the foregoing restrictions shall not be avoided by the use of multiple tiers of ownership of direct or indirect interests in Mortgagor; and

            (ii) no new partner, member, shareholder, beneficiary or other legal or equitable owner shall be admitted to or created in Mortgagor or in any partner, member, shareholder, beneficiary or other direct or indirect holder of any interest therein, through each tier of ownership with the intention that the foregoing restrictions shall not be avoided by the use of multiple tiers of ownership of direct or indirect interests in Mortgagor, (nor shall any existing general partner or member or controlling limited partner withdraw from Mortgagor);

            (iii) there shall be permitted no change in the organizational documents of, nor any withdrawal, resignation, removal or other change of status on the part of any partner, member, officer, director, manager or other Person from or with respect to his, her or its position of authority or control in, any of Mortgagor or any partner, member, shareholder, beneficiary or other legal or equitable owner of Mortgagor, or any partner, member, shareholder, beneficiary or other direct or indirect holder of any interest therein (through each tier of ownership with the intention that these restrictions shall not be avoided by the use of multiple tiers of ownership of direct or indirect interests in Mortgagor), if any such occurrence shall result in a change in control of the Mortgaged Property, Mortgagor or Mortgagor's affairs.

      As used in this Section 12, "transfer" shall include, without limitation,
(1) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; and (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents.

            (b) Notwithstanding the foregoing, the following shall not constitute a violation of the provisions of Section 12(a) above: (A) the leasing of individual units within the Mortgaged Property so long as Mortgagor complies with the provisions of the Loan Documents relating to such leasing activity; (B) a sale or other disposition of obsolete or worn-out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents; (C) the grant of an easement, if prior to the granting of the easement Mortgagor causes to be submitted to Mortgagee all information required by Mortgagee to evaluate the easement, and if Mortgagee determines that the easement will not materially affect the operation of the Mortgaged Property or Mortgagee's interest in the Mortgaged Property and Mortgagor pays to Mortgagee, on demand, all cost and expense incurred by Mortgagee in connection with reviewing Mortgagor's request; (D) transfers of non-managing membership interests in Mortgagor, or of indirect interests in the non-managing members in Mortgagor, provided, that (1) following any such transfer the Partnership continues to own, directly or indirectly, at least a 25% beneficial interest in Mortgagor and continues to control Mortgagor, either directly or indirectly through subsidiary entities, (2) Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "REIT"), remains the sole general partner of the Partnership and continues to maintain not less than a 50% partnership interest in the Partnership, and (3) if such transfer or series of transfers would result in (a) a transfer in the aggregate of more than 75% of the direct or indirect interests in Mortgagor as of the date hereof or
(b) the proposed transferee, together with his, her or its Affiliates and immediate family members, owning in the aggregate, directly or indirectly (whether by means of beneficial ownership or ownership interests in entities which in turn directly or indirectly, through multiple ownership tiers or otherwise, own interests in Mortgagor or otherwise), more than 75% of the ownership or beneficial ownership interest in Mortgagor (unless such Transferee is the Partnership or a subsidiary thereof), then such transfer or series of transfers shall require the consent of Mortgagee and, at the sole option of Mortgagee, recommendations in writing from the Rating Agencies (as defined hereinafter) to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction; or (E) the merger of REIT with another publicly traded real estate investment trust so long as the newly-formed entity remains the sole general partner of the Partnership and continues to maintain not less than a 50% partnership interest in the Partnership.

            (c) The occurrence of any of the foregoing transfers or other occurrences described in the foregoing Section 12(a) shall, unless permitted under Section 12(b) above or otherwise approved in writing by Mortgagee, constitute an Event of Default (as defined below) hereunder, regardless of whether any such transfer or occurrence was caused or instituted by Mortgagor or any other Person, whereupon Mortgagee at its option, without being required to demonstrate any actual impairment of its security or any increased risk of default hereunder, declare the Debt immediately due and payable. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or other occurrence described in Section 12(a) above (unless permitted under Section 12(b) above), regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or other occurrence described in Section 12(a) above.

            (d) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any sale, conveyance, alienation, mortgage, encumbrance, pledge, transfer or other transaction or event described in Section 12(a) above. In addition, prior to the effectiveness of any direct or indirect transfer of the Mortgaged Property (including any transfer of the direct or indirect ownership interests in Mortgagor, other than as permitted under Section 12(b) above), Mortgagee shall receive an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Note, together with any review fee required by Mortgagee; provided, however, with respect to the one-time sale or transfer of the Mortgaged Property described in Section 12(f) below, Mortgagee shall not be obligated to pay an assumption fee.

            (e) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or any part thereof or any other transaction or event described in Section 12(a) above shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any attempted or purported sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or of any direct or indirect interest in Mortgagor, and any other transfer described in

Section 12(a) above, if made in contravention of this Section 12, shall be null and void and of no force and effect.

            (f) Notwithstanding the foregoing provisions of Section 12(a) above, a one-time sale or transfer of the Mortgaged Property will be permitted, provided that:

                  (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

                  (ii)  the proposed transferee ("Transferee") shall be either
            (A) wholly owned by the Partnership or shall be an affiliate of the Partnership in which the Partnership shall own, directly or indirectly, at least a 25% beneficial ownership and economic interest, or (B) a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, which Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Mortgaged Property, as evidenced by financial statements, resumes and other information reasonably requested by Mortgagee (and Mortgagee reserves the right to approve the Transferee without approving the substitution of the property manager);

                  (iii) the Transferee shall have executed and delivered to
            Mortgagee an assumption agreement in form and substance acceptable to Mortgagee, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Mortgagee;

                  (iv) unless otherwise waived by Mortgagee based on applicable guidelines of the Rating Agencies (as hereinafter defined), Mortgagee shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction. The term "Rating Agencies" as used herein shall mean each of Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., and Fitch Ratings (or its affiliates), or any other nationally-recognized statistical rating agency which is or may be designated by Mortgagee;

                  (v) either the Partnership, shall have reaffirmed its obligations under the Guaranty with respect to the transfer of the Mortgaged Property to Transferee or replacement guarantor(s), satisfactory to Mortgagee in Mortgagee's sole discretion, shall have executed a new guaranty on Mortgagee's then current form;

                  (vi) Mortgagor shall have paid and Mortgagee shall have received the payments, fees, and reimbursements required under
            Section 12(d) hereof, provided that if the Transferee is wholly owned by the Partnership or shall be an affiliate of the Partnership in which the Partnership shall own, directly or indirectly, at least a

            25% beneficial ownership and economic interest, the 1% assumption fee shall be waived;

                 (vii) the Crossed Property is sold or transferred to (and the related Crossed Loan is assumed by) the Transferee simultaneously with the transfer of the Mortgaged Property to the Transferee, in accordance with the terms of the Crossed Mortgage, and all the conditions to such transfers set forth in the Crossed Mortgage are satisfied; and

                 (viii) as a result of the transfer or proposed transfer of the
            Mortgaged Property, no other party other than Transferee will have any right or option to purchase the Mortgaged Property, or, if any other party has such right or option, such right or option has been waived by such party.

            (g) Upon any sale or transfer and assumption approved by Mortgagee with replacement guarantors approved by Mortgagee and Mortgagee's determination that no actual pending or threatened actions or claims then exist against Mortgagee, Mortgagor or the Mortgaged Property, Mortgagor and any original guarantors shall be released from liability under the Note and Guaranty (except for indemnification obligations pertaining to occurrences prior to Mortgagor's sale or transfer of its interest in the Mortgaged Property).

      13. Estoppel Certificates and No Default Affidavits. (a) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

            (b) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a certificate reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

            (c) If the Mortgaged Property includes commercial property, Mortgagor shall deliver to Mortgagee upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to Mortgagee provided that Mortgagor shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

      14. Taxes on Security; Documentary Stamps; Intangibles Tax. (a) Mortgagor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Mortgagee. If there shall be enacted any law (i) deducting the Loan from the value of the Mortgaged Property for the purpose of taxation, (ii) affecting any lien on the Mortgaged Property, or (iii) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Mortgagor shall promptly pay to Mortgagee, on demand, all taxes, costs and charges for which Mortgagee is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Mortgagee may declare all amounts owing under the Loan Documents to be immediately due and payable. No prepayment consideration shall be imposed on any such payment.

            (b) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any. Mortgagor hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or any mortgage or promissory note executed in connection herewith (including, without limitation, the Note), Mortgagor shall indemnify and hold harmless Mortgagee for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith. Mortgagor shall pay same within ten (10) days after demand of payment from Mortgagee and the payment of such sums shall be secured by this Mortgage and such sums shall bear interest at the Default Rate (as defined in the Note) until paid in full.

            (c) Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

      15. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

      16. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

      17. Financial Statements. (a) The financial statements heretofore furnished to Mortgagee are, as of the dates specified therein, complete and correct and fairly present the financial condition of Mortgagor and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles in the United States of America consistently applied (or such other accounting basis reasonably acceptable to Mortgagee). Mortgagor does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mortgagor and reasonably likely to have a materially adverse effect on the Mortgaged Property or the operation thereof for its current use, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Mortgagor or any other persons or entities that are the subject of such financial statements from that set forth in said financial statements.

            (b) Mortgagor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Mortgaged Property and will furnish to Mortgagee the following items, each certified by Mortgagor as being true and correct and presented in such format as Mortgagee or its designee may request, as follows:

            (i) Until the earlier to occur of (A) eighteen (18) months following the date hereof, or (B) a Secondary Market Transaction, (hereinafter defined), Mortgagor shall furnish monthly each of the items listed in subsections 17(b)(ii)(A), (B) and (C) below, but dated as of the last day of each such month (collectively, the "Pre-Securitization Financials") within twenty (20) days after the end of such month.

            (ii) On or before fifty (50) days after the end of each calendar quarter: (A) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, renewal options (including rental base), space occupied, rental and other charges required to be paid, security deposit paid, real estate taxes paid by tenants, common area charges paid by tenants, tenant pass-throughs, any rental concessions or special provisions or inducements, tenant sales (if the tenant is required to report sales to Mortgagor), rent delinquencies, rent escalations, amounts taken in settlement of outstanding arrears, collections of rent for more than one (1) month in advance, continuous operation obligations, cancellation or "go dark" provisions, "non-competition" provisions (restricting Mortgagor or any tenant), any defaults thereunder and any other information reasonably required by Mortgagee; (B) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, each of which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period; (C) a property balance sheet for such month; and (D) a comparison of the budgeted income and expenses with the actual income and expenses for such month and year to date, together with a detailed explanation of any variances between budgeted and actual amounts that are in excess of the greater of: (1) $1,000, or (2) five percent (5%) or more for each line item therein.

            (iii) Within one hundred (100) days following the end of each calendar year: (A) a written statement (rent roll) dated as of the last day of each such calendar year identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (B) annual operating statements prepared for such calendar year, which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period, total revenues received, total expenses incurred, total debt service and total cash flow; (C) an annual balance sheet and profit and loss statement of Mortgagor, certified by Mortgagor, or, if available, audited financial statements prepared by an independent certified public accountant acceptable to Mortgagee; and (D) any financial statements required under the Guaranty.

            (iv) On or before December 1 of the year preceding the year to which such budget pertains, Mortgagor shall furnish an annual budget of the operation of the Mortgaged Property (the "Annual Budget"), in form satisfactory to Mortgagee, setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Mortgaged Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees and other expenses as Mortgagee may reasonably determine.

            (c) In the event that Mortgagor fails to provide to Mortgagee or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Section 17 within thirty
(30) days after the date upon which such Required Record is due, Mortgagor shall pay to Mortgagee, at Mortgagee's option and in its sole discretion, an amount equal to $2,500 if the Required Records are not so delivered; provided that, Mortgagee has given at least ten (10) days prior written notice to Mortgagor of such failure by Mortgagor to timely submit the applicable Required Records.

      18. Performance of Other Agreements. Mortgagor shall duly and punctually observe and perform each and every term, provision, condition, and covenant to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument (including all instruments comprising the Permitted Encumbrances) affecting or pertaining to the Mortgaged Property, and will not suffer or permit any default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing.

      19. Further Acts, Etc. (a) Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, infeft, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in subsection 19(b) below. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this section.

            (b) Mortgagor acknowledges that Mortgagee and its successors and assigns may (i) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Mortgage to one or more investors, (iii) deposit this Mortgage, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a "Secondary Market Transaction"). Mortgagor shall cooperate with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction, including but not limited to, (a) providing Mortgagee an estoppel certificate and such information, legal opinions and documents relating to Mortgagor, Guarantor, if any, the Mortgaged Property and any tenants of the Mortgaged Property as Mortgagee or the Rating Agencies may reasonably request in connection with such Secondary Market Transaction, (b) amending the Loan Documents and organizational documents of Mortgagor, and updating and/or restating officer's certificates, title insurance and other closing items, as may be required by the Rating Agencies, (c) participating in bank, investors and Rating Agencies' meetings if requested by Mortgagee, (d) upon Mortgagee's request amending the Loan Documents (and updating and/or restating officer's certificates, title insurance and other closing items in connection therewith) to divide the Loan into two or more separate or component notes, which notes may be included in separate transactions (and thus may have separate REMIC "start up dates") and have different interest rates and amortization schedules (but with aggregated financial terms which are equivalent to that of the Loan prior to such separation), and (e) reviewing the offering documents relating to any Secondary Market Transaction to ensure that all information concerning Mortgagor, the Mortgaged Property, and the Loan is correct, and certifying to the accuracy thereof. Mortgagee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms and investors involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and Mortgagor indemnifies Mortgagee, its successors, assigns and their respective shareholders, employees, directors, officers, and agents (each an "Indemnified Party" and, collectively, the "Indemnified Parties") as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

      20. Recording of Mortgage, Etc. Upon the execution and delivery of this Mortgage and thereafter, from time to time, Mortgagor will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do.

      21. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any Guarantor.

      22. Events of Default. Subject to the notice and cure periods in Section 23, the term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

            (a) if any portion of the Debt is not paid within five (5) days from the date when the same is due;

            (b) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee upon request;

            (c) if Mortgagor fails to timely provide any financial or accounting report;

            (d) if Mortgagor suffers or permits the transfer or encumbrance of any portion of the Mortgaged Property in violation of Section 12 of this Mortgage, or any other violation of Section 12(a), or any violation of Section 9 of this Mortgage;

            (e) if any representation or warranty of Mortgagor, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made;

            (f) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors or if Mortgagor shall generally not be paying its debts as they become due;

            (g) if a receiver, liquidator or trustee of Mortgagor or of any Guarantor shall be appointed or if Mortgagor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or any Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

            (h) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property and otherwise permitted hereunder;

            (i) subject to Mortgagor's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's, mortgage or other lien except a lien for local real estate taxes and assessments not then due and payable;

            (j) if Mortgagor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property;

            (k) except as permitted in this Mortgage, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

            (l) damage to the Mortgaged Property in any manner which is not covered by insurance solely as a result of Mortgagor's failure to maintain insurance required in accordance with this Mortgage;

            (m) if Mortgagor shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable cure periods contained therein;

            (n) if, without Mortgagee's prior consent (i) the manager of the Mortgaged Property is transferred or is removed by Mortgagor, or (ii) the manager for the Mortgaged Property approved by Mortgagee resigns and is not replaced within sixty (60) days by Mortgagor with a manager satisfactory to Mortgagee, (iii) the manager ceases to be controlled by REIT, (iv) there is any material change in any management agreement of the Mortgaged Property, or
(v) the manager engaged by Mortgagor and approved by Mortgagee fails to execute the Acknowledgment of Property Manager;

            (o) entry of a judgment in excess of $100,000, unless insured against and paid within thirty (30) days of the expiration of any appeal rights or the dismissal or final adjudication of appeals against Mortgagor;

            (p) the Mortgage shall cease to constitute a first-priority lien on the Mortgaged Property (other than in accordance with its terms);

            (q) seizure or forfeiture of the Mortgaged Property, or any portion thereof, or Mortgagor's interest therein, resulting from criminal wrongdoing or other unlawful action of Mortgagor, or its affiliates, under any federal, state or local law;

            (r) if, without Mortgagee's prior written consent, Mortgagor ceases to continuously operate the Mortgaged Property or any material portion thereof as the same use that is currently permitted under applicable zoning or other local laws for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Mortgagee);

            (s) Mortgagor shall fail to deliver any item described in an undelivered items letter or other post-closing letter on or before the date set forth in such letter for the delivery of such item; or

            (t) there shall occur an "Event of Default" (as such term is defined in the Crossed Mortgage) under the Crossed Mortgage or the other Crossed Loan Documents.

      23. Notice and Cure. Notwithstanding the foregoing, Mortgagee agrees to give to Mortgagor written notice as described below of (a) Mortgagor's failure to pay any part of the Debt when due, other than a regularly scheduled monthly payment of principal, interest revenues, escrows or other amounts, required under the Note, this Mortgage, or any other Loan Document (a "Noticed Monetary Default"), (b) a default referred to in subsection 22(p) above (a "First Lien Default"), and (c) a default referred to in Subsections 22(c),(h),(j),(l),(m),(q) or (r) above which is not a Noticed Monetary Default (a "Noticed Nonmonetary Default"). Without limiting Mortgagee's rights to impose a late charge for Mortgagor's nonpayment as provided in the Note, Mortgagor shall have a period of ten (10) days from its receipt of notice in which to cure a Noticed Monetary Default which written notice period may run concurrently with the five (5)-day period referred to in Subsection 22(a), shall have a period of twenty (20) days from its receipt of notice to cure a First Lien Default and shall have a period of thirty (30) days from its receipt of notice in which to cure a Noticed Nonmonetary Default, provided, however, that if such Noticed Nonmonetary Default is reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor may be permitted up to an additional sixty (60) days to cure such default provided that Mortgagor diligently and continuously pursues such cure. Notwithstanding the foregoing, Mortgagee may, but shall not be required, to give notice of a Noticed Monetary Default or a recurrence of the same Noticed Nonmonetary Default more frequently than two times in any twelve-month period. A Noticed

Monetary Default and/or First Lien Default and/or Noticed Nonmonetary Default shall nevertheless be an Event of Default for all purposes under the Loan Documents (including, without limitation, Mortgagee's right to collect Default Interest and any other administrative charge set forth in the Note) except that the acceleration of the Debt or other exercise of remedies shall not be prior to the expiration of the applicable cure and/or grace periods provided in Section 22 or in this section.

      24. Remedies. Upon the occurrence of an Event of Default and during the continuance thereof, and subject to any applicable cure period, Mortgagee may, at Mortgagee's option, do any one or more of the following:

            (a) Right to Perform Mortgagor's Covenants. If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Mortgagee may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Mortgagee that is chargeable to Mortgagor or subject to reimbursement by Mortgagor under the Loan Documents, shall be and become a part of the Debt, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, all sums so incurred, paid or expended by Mortgagee, with interest from the date when paid, incurred or expended by Mortgagee at the Default Rate (as defined and otherwise specified in the Note).

            (b) Right of Entry. Mortgagee may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Mortgagor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Debt in such manner as Mortgagee may elect. All such costs, expenses, and liabilities incurred by Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Mortgagor and shall bear interest from the date of expenditure until paid at the Default Rate as specified in the Note, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by Mortgagee pursuant to this subsection, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Mortgaged Property unless such loss is caused by the willful misconduct of Mortgagee, nor shall Mortgagee be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Mortgagor shall and does hereby agree to indemnify the Indemnified Parties for, and to hold the Indemnified Parties harmless from, any and all liability, loss, or damage, which may or might be incurred by any Indemnified Party under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY, LOSS, DAMAGE, OR CLAIM CAUSED BY OR RESULTING FROM THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY. Should any Indemnified Party incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate as specified in the Note, shall be secured hereby, and Mortgagor shall reimburse such Indemnified Party therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon any Indemnified Party for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make any Indemnified Party responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any hazardous substances or environmental conditions on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Mortgagor hereby assents to, ratifies, and confirms any and all actions of Mortgagee with respect to the Mortgaged Property taken under this subsection.

            (c) Right to Accelerate. Mortgagee may, without notice except as provided in Section 23 above, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Mortgagor and all other parties obligated in any manner whatsoever on the Debt, declare the entire unpaid balance of the Debt immediately due and payable, and upon such declaration, the entire unpaid balance of the Debt shall be immediately due and payable.

            (d) Foreclosure-Power of Sale. At the option of Mortgagee, this Mortgage may be foreclosed upon by Mortgagee using any method permitted by the laws of the State of Michigan in effect on the date that foreclosure is commenced. Mortgagee shall be entitled to collect from Mortgagor all costs and expenses incurred in pursuing foreclosure, including, but not limited to, attorneys' fees and costs of environmental reports, appraisals, documentary evidence, abstracts, and title reports. Mortgagee shall deliver to the purchaser a deed conveying the Mortgaged Property sold as a result of such foreclosure without any covenant or warranty, expressed or implied. The recitals in the deed shall apply the proceeds of such sale in the following order: (a) to all costs and expenses of the sale, including, but not limited to, reasonable attorneys' fees and costs of title evidence, (b) to all sums secured by this Mortgage in such order as Mortgagee, in Mortgagee's sole discretion directs, and (c) the excess, if any, to the person or persons legally entitled thereto.

            Anything to the contrary herein or elsewhere notwithstanding, Mortgagee may cease or suspend any and all performance required of Mortgagee under the Loan Documents upon and during the continuance of any breach or default under any of the Loan Documents.

            (e) Rights Pertaining to Sales. Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of Subsection (d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

            (i) Mortgagee may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Debt shall have been paid in full.

            (ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

            (iii) After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee's judgment, for the purposes as may be designated in such request.

            (iv) Any and all statements of fact or other recitals made in any of the instruments referred to in Subsection 24(e)(iii) above given by Mortgagee shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

            (v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

            (vi) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

            (vii) Upon any such sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

            (f) Mortgagee's Judicial Remedies. Mortgagee may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Mortgagee under this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Mortgagee.

            (g) Mortgagee's Right to Appointment of Receiver. Mortgagee, as a matter of right and (i) without regard to the sufficiency of the security for repayment of the Debt and without notice to Mortgagor, (ii) without any showing of insolvency, fraud, or mismanagement on the part of Mortgagor, (iii) without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (iv) without regard to the then value of the Mortgaged Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Mortgaged Property, including (without limitation), the power to collect the Rents, enforce this Mortgage and, in case of a sale and deficiency, during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collection of such Rents. Mortgagor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

            (h) Mortgagee's Uniform Commercial Code Remedies. The Mortgagee may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located.

            (i) Other Rights. Mortgagee (i) may surrender the Policies maintained pursuant to this Mortgage or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Debt, and, in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such premiums; and (ii) may apply any other funds held by Mortgagee toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Mortgagee may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

            (j) Discontinuance of Remedies. In case Mortgagee shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

            (k) Remedies Cumulative. All rights, remedies, and recourses of Mortgagee granted in the Note, this Mortgage and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Mortgagor, the Mortgaged Property, or any one or more of them, at the sole discretion of Mortgagee; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Mortgagee exercising or pursuing any remedy in relation to the Mortgaged Property prior to Mortgagee bringing suit to recover the Debt; and (vi) in the event Mortgagee elects to bring suit on the Debt and obtains a judgment against Mortgagor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Mortgagee's option.

            (l) Election of Remedies. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other Loan Documents or affecting the obligations of Mortgagor or any other party to pay the Debt. For payment of the Debt, Mortgagee may resort to any collateral securing the payment of the Debt in such order and manner as Mortgagee may elect. No collateral taken by Mortgagee shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

            (m) Bankruptcy Acknowledgment. In the event the Mortgaged Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Mortgagee shall immediately become entitled, in addition to all other relief to which Mortgagee may be entitled under this Mortgage, to obtain (i) an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code so to permit Mortgagee to pursue its rights and remedies against Mortgagor as provided under this Mortgage and all other rights and remedies of Mortgagee at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Mortgagor's use of all "cash collateral" as defined under Section 363 of the Bankruptcy Code. In connection with such Bankruptcy Court orders, Mortgagor shall not contend or allege in any pleading or petition filed in any court proceeding that Mortgagee does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by Mortgagor to stay, condition, or inhibit Mortgagee from exercising its remedies are hereby admitted by Mortgagor to be in bad faith and Mortgagor further admits that Mortgagee would have just cause for relief from the automatic stay in order to take such actions authorized under state law.

            (n) Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Mortgagee from the Mortgaged Property, or proceeds from insurance which Mortgagee elects to apply to the Debt pursuant to
Section 3 hereof, shall be applied by Mortgagee, as the case may be, to the Debt in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums or other sums including reasonable attorneys' fees; (ii) to that portion, if any, of the Debt with respect to which no person or entity has personal or entity liability for payment (the "Exculpated Portion"), and with respect to the Exculpated Portion as follows: first, to accrued but unpaid interest, second, to matured principal, and third, to unmatured principal in inverse order of maturity; (iii) to the remainder of the Debt as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Debt, and third, to prepayment of the unmatured portion, if any, of principal of the Debt applied to installments of principal in inverse order of maturity; (iv) the balance, if any or to the extent applicable, remaining after the full and final payment of the Debt to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Mortgagee shall hereby be entitled to rely exclusively on a commitment for title insurance issued to determine such priority); and (v) the cash balance, if any, to Mortgagor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Debt like any other payment. The balance of the Debt remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note and the other Loan Documents.

      25. Security Agreement. This Mortgage is both a real property mortgage or deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this section the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Mortgaged Property are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof , and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage and the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as Mortgagor's attorney-in-fact, in connection with the Collateral covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall appear and defend in any action or proceeding which affects or purports to affect the Mortgaged Property and any interest or right therein, whether such proceeding affects title or any other rights in the Mortgaged Property (and in conjunction therewith, Mortgagor shall fully cooperate with Mortgagee in the event Mortgagee is a party to such action or proceeding).

      26. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property and Mortgagor's place of business, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants (with such Mortgagor's representative(s) present) at any reasonable time during the term of the Loan and as often as may be reasonably requested. The cost of such inspections or audits shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists and is not cured within applicable grace periods, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

      27. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

      28. Waiver of Setoff and Counterclaim, Marshalling, Statute of Limitations, Automatic or Supplemental Stay, Etc. (a) All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

            (b) Mortgagor hereby expressly, irrevocably, and unconditionally waives and releases, to the extent permitted by law (i) the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling, sale in the inverse order of alienation, or any other right to direct in any manner the order or sale of any of the Mortgaged Property in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein; (ii) any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law; (iii) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; and (iv) all notices of any Event of Default except as expressly provided herein or of Mortgagee's exercise of any right, remedy, or recourse provided for under the Loan Documents.

            (c) To the extent permitted by applicable law, Mortgagee's rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

            (d) In the event of the filing of any voluntary or involuntary petition under the U.S. Bankruptcy Code (the "Bankruptcy Code") by or against Mortgagor (other than an involuntary petition filed by or joined in by Mortgagee), Mortgagor shall not assert, or request any other party to assert, that the automatic stay under Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage, or any other rights that Mortgagee has, whether now or hereafter acquired, against any guarantor of the Debt. Further, Mortgagor shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage against any guarantor of the Debt. The waivers contained in this section are a material inducement to Mortgagee's willingness to enter into this Mortgage and Mortgagor acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Mortgagee of Mortgagee's rights and remedies against Mortgagor or any guarantor of the Debt.

      29. Contest of Certain Claims. Notwithstanding the provisions of Section 4 and Subsection 22(i) hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's liens asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within five (5) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety satisfactory to Mortgagee, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith;
(e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

      30. Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

      31. Handicapped Access. (a) Mortgagor agrees that the Mortgaged Property shall at all times comply in all material respects with applicable requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

            (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would materially increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate from an architect, engineer, or other person acceptable to Mortgagee of compliance with Access Laws.

            (c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

      32. Indemnification; Limitation of Liability. (a) Unless caused solely by an Indemnified Party's gross negligence or willful misconduct AND REGARDLESS OF WHETHER CAUSED BY AN INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE, Mortgagor shall protect, defend, indemnify and save harmless the Indemnified Parties from and against all actual liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses (of counsel engaged by Mortgagee, rather than of all counsel engaged by all such Indemnified Parties)) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of the Mortgage, the Mortgaged Property or any interest therein or receipt of any rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (e) any actions taken by any Indemnified Party in the enforcement of this Mortgage and the other Loan Documents; (f) any failure to act on the part of any Indemnified Party hereunder; (g) the payment or nonpayment of any brokerage commissions to any party in connection with the transaction contemplated hereby; and (h) the failure of Mortgagor to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made; provided, that the foregoing indemnification shall not include punitive damages as may be charged to the Indemnified Parties (as opposed to being claimed by the Indemnified Parties against the Mortgagor). Any amounts payable to an Indemnified Party by reason of the application of this section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by such Indemnified Party until paid. The provisions of this Section 32 shall survive any termination, satisfaction or assignments of the Loan Documents or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, delivery of a deed in lieu of foreclosure or the exercise by Mortgagee of any of its other rights and remedies under this Mortgage or the other Loan Documents.

            (b) Neither Mortgagee, nor any affiliate, officer, director, employee, attorney, or agent of Mortgagee, shall have any liability with respect to, and Mortgagor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Mortgagor in connection with, arising out of, or in any way related to, this Mortgage or any of the other Loan Documents, or any of the transactions contemplated by this Mortgage or any of the other Loan Documents, other than the gross negligence or willful misconduct of a Mortgagee. Mortgagor hereby waives, releases, and agrees not to sue Mortgagee or any of Mortgagee's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Mortgage or any of the other Loan Documents, or any of the transactions contemplated by this Mortgage or any of the transactions contemplated hereby except to the extent same is caused by the gross negligence or willful misconduct of a Mortgagee.

      33. Intentionally omitted.

      34. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Mortgagor or Mortgagee, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (i) the day such notice is personally delivered to such addressee, (ii) the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, (iii) the day following the day on which such notice is delivered to a nationally recognized overnight courier delivery service, or (iv) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Mortgagor or Mortgagee, as the case may be, shall have previously designated in writing.

      35. Authority. (a) Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; and (b) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

      36. ERISA. (a) As of the date hereof and throughout the term of the Loan, Mortgagor represents and covenants that (i) it is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (ii) the assets of Mortgagor do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA.

            (b) As of the date hereof and throughout the term of the Loan, Mortgagor represents and covenants that (i) it is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA, and (ii) transactions by or with Mortgagor are not and will not be subject to state statutes applicable to Mortgagor regulating investments of and fiduciary obligations with respect to governmental plans.

            (c) As of the date hereof and throughout the term of the Loan, Mortgagor represents and covenants that (i) it is not and will not be subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (ii) one or more of the following circumstances is and will continue through the term of the Loan to be true:

                  (A) Equity interests in Mortgagor are publicly offered
            securities, within the meaning of 29 C.F.R. Section
            2510.3-101(b)(2);

                  (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Mortgagor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (C) Mortgagor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e), or an investment company registered under The Investment Company Act of 1940.

      37. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

      38. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

      39. Sole Discretion of Mortgagee. Whenever pursuant to this Mortgage or the other Loan Documents, Mortgagee exercises any right given to it to consent, approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein. Notwithstanding anything to the contrary contained herein, it shall be understood and agreed that any such consent, approval, or disapproval may be conditioned, among other things, upon Mortgagee obtaining confirmation by the Rating Agencies that the action or other matter subject to Mortgagee's consent, approval, or disapproval shall not adversely affect the rating of any securities issued or to be issued in connection with any Secondary Market Transaction, notwithstanding that such condition may not be expressly set forth in the provision or provisions of the Loan Documents which require that Mortgagee's consent be obtained.

      40. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, or the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

      41. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

      42. Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

      43. Headings, Etc. The headings and captions of various sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

      44. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

      45. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

      46. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part hereof.

      47. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage and the other Loan Documents.

      48. Survival of Obligations; Survival of Warranties and Representations. Each and all of the covenants, obligations, representations and warranties of Mortgagor shall survive the execution and delivery of the Loan Documents and the transfer or assignment of this Mortgage (including, without limitation, any transfer of the Mortgage by Mortgagee of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Mortgagee), and shall also survive the entry of a judgment of foreclosure, sale of the Mortgaged Property by non-judicial foreclosure or deed in lieu of foreclosure and satisfaction of the Debt.

      49. Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee.

      50. Governing Law; Jurisdiction. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS MORTGAGE.

      51. Time. Time is of the essence in this Mortgage and the other Loan Documents.

      52. No Third-Party Beneficiaries. The provisions of this Mortgage and the other Loan Documents are for the benefit of Mortgagor and Mortgagee and shall not inure to the benefit of any third party (other than any successor or assignee of Mortgagee). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Mortgagee or any of its officers, directors, agents or employees in favor of any party other than Mortgagor.

      53. Relationship of Parties. The relationship of Mortgagee and Mortgagor is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Mortgagor represents and acknowledges that the Loan Documents do not provide for any shared appreciation rights or other equity participation interest.

      54. Intentionally omitted.

      55. Investigations. Any and all representations, warranties, covenants and agreements made in this Mortgage (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Mortgagee.

      56. Assignment of Leases and Rents. (a) Mortgagor acknowledges and confirms that it has executed and delivered to Mortgagee an Assignment of Leases and Rents of even date (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Mortgagee of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Mortgagor hereby assigns to Mortgagee, as further security for the Debt and the Obligations, the Leases and Rents. Subject to the expiration of applicable cure periods, while any Event of Default exists, Mortgagee shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Section 24 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Leases and the Rents in this Mortgage and the absolute assignment of the Leases and the Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

            (b) So long as any part of the Debt and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

      57. Waiver of Right to Trial by Jury. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

      58. Expenses and Attorneys' Fees. Mortgagor agrees to promptly pay all reasonable fees, costs and expenses incurred by Mortgagee in connection with any matters contemplated by or arising out of this Mortgage and the Loan Documents, including the following, and all such fees, costs and expenses shall be part of the Debt, payable on demand: (i) reasonable fees, costs and expenses (including reasonable attorneys' fees, and other professionals retained by Mortgagee) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (ii) reasonable fees, costs and expenses (including reasonable attorneys' fees and other professionals retained by Mortgagee) incurred in connection with the administration of the Loan Documents and the loan and any amendments, modifications and waivers relating thereto; (iii) reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (iv) reasonable fees, costs and expenses

(including attorneys' fees and fees of other professionals retained by Mortgagee) incurred in any action to enforce this Mortgage or the other Loan Documents or to collect any payments due from Mortgagor under this Mortgage, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Mortgage, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

      59. Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Mortgage, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

      60. Sophisticated Parties; Reasonable Terms. Mortgagor represents, warrants and acknowledges that (i) Mortgagor is a sophisticated real estate investor, familiar with transactions of this kind, and (ii) Mortgagor has entered into this Mortgage and the other Loan Documents after conducting its own assessment of the alternatives available to it in the market, and after lengthy negotiations in which it has been represented by legal counsel of its choice. Mortgagor also acknowledges and agrees that the rights of Mortgagee under this Mortgage and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the loan secured by this Mortgage, the nature of the Mortgaged Property, and the risks incurred by Mortgagee in this transaction.

      61. Servicer. Mortgagee shall have the right at any time throughout the term of the loan to designate a loan servicer to administer this Mortgage and the other Loan Documents. All of Mortgagee's rights under this Mortgage and the Loan Documents may be exercised by any such servicer designated by Mortgagee. Any such servicer shall be entitled to the benefit of all obligations of Mortgagor in favor of Mortgagee.

      62. No Duty. All loan servicers, attorneys, accountants, appraisers, and other professionals and consultants retained by Mortgagee or any such loan servicers shall have the right to act exclusively in the interest of Mortgagee and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Mortgagor, any Guarantor or Affiliate.

      63. Limitation on Liability. This Mortgage is a Loan Document, as defined in the Note, to which the provisions of Section 12 of the Note apply and are hereby incorporated in full herein by this reference, including those provisions providing for the limitation on the personal liability of the Mortgagor and other persons under the Loan Documents.

      64. Special Michigan Provisions. The following provisions shall also constitute an integral part of this Mortgage. Furthermore, in the event that any prior provisions of this Mortgage conflict with the following provisions of this Section, the provisions of this Section shall control and shall be deemed a modification of or amendment to the section or provision at issue.

            (a) Additional Provisions Regarding Foreclosure by Power of Sale. Mortgagor acknowledges that, after the occurrence and during the continuance of an Event of Default, Mortgagee is authorized and empowered to sell the Mortgaged Property or to cause the same to be sold, and to convey the same to the purchaser in any lawful manner, including that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled "Foreclosure of Mortgages by Advertisement," which permits Mortgagee to sell the Mortgaged Property without affording Mortgagor a hearing or giving Mortgagor actual personal notice. The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice at the Mortgaged Property. Mortgagor hereby acknowledges that this Mortgage contains a POWER OF SALE and that if Mortgagee elects to foreclose by advertisement pursuant to the POWER OF SALE, in accordance with MCLA 600.3201 et seq., MORTGAGOR EXPRESSLY WAIVES NOTICE THEREOF (EXCEPT ANY NOTICE REQUIRED UNDER THE AFORESAID STATUTE), A HEARING PRIOR TO SALE AND ANY RIGHT, CONSTITUTIONAL OR OTHERWISE, THAT MORTGAGOR MIGHT OTHERWISE HAVE TO REQUIRE A JUDICIAL FORECLOSURE.

            (b) Mortgagee's Statutory Rights Regarding Leases and Rents. Mortgagor, pursuant to Act No. 210 of Michigan Public Acts of 1953, as amended (MCLA 554.231 et seq.), does hereby sell, assign, transfer, and set over to Mortgagee all of its right, title, and interest in and to all rents payable under any leases of any portion of the Mortgaged Property and all lease, rental, use, sale, or license agreements (hereinafter collectively referred to as the "leases"), existing as of the date hereof, if any, or hereinafter executed covering the Mortgaged Property, together with any and all extensions and renewals of any of said leases, along with the rents, accounts, issues, income, profits, proceeds, security deposits, and other payments now owing or which shall hereafter become owing by virtue of all of said leases and all extensions, amendments, and renewals thereof, to have and to hold unto Mortgagee as additional security for the indebtedness secured hereby. Mortgagee shall have all rights and remedies available to an assignee under Act No. 210 of Michigan Public Acts of 1953, as amended.

            (c) Construction Liens. All references in this Mortgage or in any of the other Loan Documents to mechanic's liens, or materialman's liens, or similar liens shall be deemed to include "construction liens" as defined in MCL 570.1103(3).

            (d) Future Advance Mortgage. This Mortgage secures future advances and is a future advance mortgage under Act No. 348 of the Michigan Public Acts of 1990 (MCL 565.901 et. seq.). All future advances under the Note, this Mortgage and the other Loan Documents shall have the same priority as if the future advance was made on the date that this Mortgage was recorded.

      65. Release of Cross Default/Cross Collateralization. Notwithstanding anything to the contrary set forth in this Mortgage, Mortgagee may, at its sole option and in its sole discretion deliver written notice to Mortgagor stating that this Mortgage and the other Loan Documents shall no longer secure the Crossed Loan (a "Release Notice"), whereupon (i) this Mortgage and the other Loan Documents shall no longer secure the Crossed Loan, and (ii) each reference herein and in the other Loan Documents to the "Crossed Loan", the "Crossed Debt", the "Crossed Note", the "Crossed Mortgage", the "Crossed Loan Documents" and the "Crossed Property" shall be deemed of no further force or effect. In addition to and without limiting the foregoing, Mortgagor hereby agrees to fully cooperate with Mortgagee if Mortgagee is considering the termination of the cross collateralization and cross default of this Mortgage with the Crossed Loan, including, but not limited to (x) amending this Mortgage and the other Loan Documents as may be required by Mortgagee to effectuate such termination of the cross collateralization and cross default provisions thereof, (y) updating and/or endorsing the title insurance policies (at Mortgagee's cost as to additional premium charges, if any) to reflect the continuation of the first priority lien of this Mortgage, and (z) forming a special-purpose bankruptcy remote entity, which shall be an affiliate of Mortgagor, to be the borrower (the "Successor Borrower") under the Loan, assigning the Loan Documents from Mortgagor to the Successor Borrower, transferring the Mortgaged Property to the Successor Borrower, and obtaining such legal opinions as may be reasonable required by Mortgagee. Notwithstanding the foregoing, Mortgagor shall not be compelled to take any action under this
Section 65 which would impose an out of pocket cost on Mortgagor in excess of $1,000, unless Mortgagee undertakes to pay such cost.

      66. Partial Release. Reference is hereby made to the following two tenant purchase options (the purchase option described in clause (i) below is herein referred to as the "Staples Option" and the purchase option in clause (ii) below is herein referred to as the "Olive Garden Option"; the leased premises subject to the Staples Option is described on Exhibit B hereto and is herein referred to as the "Staples Parcel", and the leased premises subject to the Olive Garden Option is described on Exhibit C hereto and is herein referred to as the "Olive Garden Parcel"; the Staples Parcel and Olive Garden Parcel are herein each sometimes referred to as a "Partial Release Parcel"):

            (i) The Staples Option is set forth in Article XXVII of the Ground Lease (the "Staples Lease") dated November 14, 2002 by and between CJM-Auburn Stpl, LLC, as tenant ("Staples Tenant"), and Ramco-Gershenson Properties, L.P., as landlord, whereby the Staples Tenant is granted the option to purchase the Staples Parcel for an amount equal to $1,275,600 (the "Staples Purchase Price") during a time period which commences more than five years after the scheduled maturity of the Debt, except that the Staples Tenant may exercise the Staples Option prior to such time period in the event of an uninsured casualty, as described in Section 15.01 of the Staples Lease, or in the event that Mortgagor terminates the Staples Lease as a result of a casualty that materially damages more than fifteen percent (15%) of the floor area of the building on the Staples Parcel and occurs during the last two years of the original term or the last two years of any extension period of the term of the Staples Lease, as provided in Section 15.02 of the Staples Lease; and

            (ii) The Olive Garden Option is set forth in Section III(39) of and Exhibit E to the Net Ground Lease (the "Olive Garden Lease") dated December 29, 2000 by and between GMRI, Inc., as tenant (the "Olive Garden Tenant"), and Ramco-Gershenson

      Properties, L.P., as landlord, whereby the Olive Garden Tenant is granted the option to purchase the Olive Garden Parcel for an amount equal to $968,000 (the "Olive Garden Purchase Price") not earlier than the first day of the sixth lease year (which shall occur prior to the scheduled maturity of the Debt) and not later than the date six months prior to the last day of the sixth lease year of the term of the Olive Garden Lease, and then only if the Olive Garden Tenant is not in default under the Olive Garden Lease and delivers to Mortgagor and the City of Auburn Hills a certification that its net worth exceeds $5,000,000.

      Mortgagor shall not under any circumstance, without Mortgagee's prior written consent, amend or modify either of the Olive Garden Lease or the Staples Lease (each an "Option Lease") or take any other action which in any manner accelerates or permits an earlier exercise, or removes conditions to the exercise by the Olive Garden Tenant or the Staples Tenant (each an "Option Tenant"), of either the Olive Garden Option or the Staples Option (each a "Purchase Option"). Mortgagor shall, within five (5) Business Days of receiving notice of the exercise by an Option Tenant of its Purchase Option provide a copy of such notice to Mortgagee. If an Option Tenant is entitled to and does exercise its Purchase Option under its Option Lease to acquire its related Partial Release Parcel and satisfies all conditions of its Option Leases to the exercise of such Purchase Option, including without limitation the payment of the Staples Purchase Price or the Olive Garden Purchase Price, as applicable (the "Option Price"), Mortgagee agrees to issue a partial release of the applicable Partial Release Parcel from the lien of this Mortgage (such partial release thereof being herein referred to as the "Partial Release"), provided that all of the following conditions precedent have been satisfied:

      (a) Option Tenant satisfies all the conditions in the Option Lease to its completion of the purchase of the Partial Release Parcel, and in a closing transaction (which closing will be conducted through a customary closing escrow with a reasonably acceptable title company or other escrow agent pursuant to reasonable and customary closing instructions) completes the purchase of the Partial Release Parcel simultaneously with the Partial Release, with the Option Price paid into escrow and released to Mortgagee (for application as provided below with respect to the Option Proceeds Reserve, as described below);

      (b) appropriate agreements or instruments shall have been delivered to Mortgagee providing for the transfer of title to the Partial Release Parcel, and upon completion of the Partial Release, title to the Partial Release shall be transferred and no longer owned by Mortgagor;

      (c) Mortgagor shall have executed and delivered to Mortgagee all documents and instruments necessary or appropriate to effectuate the Partial Release; and

      (d) Mortgagor shall have paid Mortgagee's reasonable costs and expenses in connection with the Partial Release, as set forth below.

      Mortgagor further represents, warrants, covenants and agrees, with respect to any Partial Release and Partial Release Parcel, as follows:

      (1) the Partial Release Parcel is not, or will not be upon completion of the Partial Release, necessary for access, utilities or parking for the remainder of the Mortgaged Property (the "Remaining Mortgaged Property"), except for those portions of the Partial Release Parcel which are currently subject to easements for access, utilities or parking, which easements will remain in place and in full force and effect following the conveyance of the Partial Release Property to the Option Tenant and may not be terminated by the Option Tenant;

      (2) upon completion of the Partial Release, either (x) the Remaining Mortgaged Property shall have been (or will be, upon the completion of the Partial Release) legally subdivided pursuant to a properly recorded subdivision map which has been approved by all appropriate governmental offices providing that the Remaining Mortgaged Property and the Partial Release Parcel are separate and distinct legally subdivided parcels or (y) Mortgagor shall have delivered to Mortgagee satisfactory evidence that a subdivision is not required by applicable law;

      (3) upon completion of the Partial Release, the Partial Release Parcel shall either (x) have a tax identification number or assessor's parcel number separate from the Remaining Mortgaged Property, such that no part of the Remaining Mortgaged Property is part of a tax lot affecting any portion of the Partial Release Parcel, or (y) have or will promptly make all necessary tax filings and applications required in order for the Partial Release Parcel to be separated from the Remaining Mortgaged Property as such a separate tax parcel for the next tax year, and shall make such deposits with Mortgagee may reasonably require in order to provide assurance that the taxes and assessments with respect to the Partial Release Parcel shall be paid when due until such time as the Partial Release Parcel is a separate tax parcel from the Remaining Mortgaged Property;

      (4) upon completion of the Partial Release, the Remaining Mortgaged Property shall fully complies with all applicable zoning laws and ordinances, and no reduction in parking, landscaping or other amenities shall result from the Partial Release; and

      (5) Mortgagor shall provide to Mortgagee at the closing of the release of the Partial Release Parcel an endorsement to Mortgagee's title insurance policy covering the Mortgaged Property, insuring Mortgagee that the lien of this Mortgage is and remains a first lien against the Remaining Mortgaged Property and is not and will not be impaired or affected by reason of the release, and such other endorsements as Mortgagee may reasonably require; and

      (6) All costs and expenses incurred by Mortgagee in connection with such Partial Release, including, but not limited to, the preparation, negotiation and review of any and all materials required to be provided in connection therewith (including Mortgagee's reasonable attorneys' fees and expenses) shall be reimbursed by Mortgagor promptly upon demand.

            The Option Price paid pursuant to the exercise of a Purchase Option shall be paid to Mortgagee and deposited into an interest bearing account which shall meet the standards for custodial accounts as required by Mortgagee from time to time (such Option Price so deposited, together with any interest accrued thereon, are referred to collectively as the "Option Proceeds Reserve"). The Option Proceeds Reserve may be commingled with Mortgagee's or its servicer's or representative's other funds, or funds held by them in trust for others or as security for other obligations under the Loan Documents or otherwise, and may be maintained as a subaccount under

Mortgagee's or its servicer's or representative's internal accounting methodology for accounts holding funds in addition to and other than the Option Proceeds Reserve. Mortgagee or its designated servicer or representative shall have the sole right to make withdrawals from the Option Proceeds Reserve. Mortgagor hereby pledges, assigns and grants to Mortgagee a continuing perfected security interest in and to and a first lien upon the Option Proceeds Reserve as additional security for the Debt and the Crossed Debt. The Option Proceeds Reserve shall, provided no Event of Default exists, be held as additional collateral for the Debt and shall be disbursed to Mortgagor only when the Debt and Crossed Debt have been paid in full and this Mortgage and the Crossed Mortgage satisfied. Upon the occurrence and during the continuance of Event of Default, Mortgagee may in its sole and absolute discretion, use the funds in the Option Proceeds Reserve (or any portion thereof) for application to any of the Debt or Crossed Debt, including, without limitation, payments or partial payments of principal, interest, enforcement costs (including without limitation reasonable legal fees and expenses) and other amounts expended in exercising all rights and remedies available to Mortgagee at law or in equity or under this Mortgage or under any of the other Loan Documents or any of the Crossed Loan Documents.

            In the event the Option Proceeds Reserve is established and maintained, and provided no Event of Default exists, Mortgagor may, at Mortgagor's option, cause to be executed and delivered to Mortgagee, as beneficiary, an unconditional, irrevocable, fully assignable standby letter of credit in the amount of the balance of the Option Proceeds Reserve (the "Required Amount") issued by a bank having a long-term unsecured debt rating of at least "A" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P")(and the equivalent by the other Rating Agencies) and a short-term unsecured debt rating of not less than "A-1" by S&P (and the equivalent by the other Rating Agencies), or any other nationally recognized financial institution satisfactory to Mortgagee (an "Approved Bank"), having an expiration date not less than twelve months after its date of issuance, extension or renewal, whichever is later, and providing that the Mortgagee or its successors and assigns may draw the full amount thereof at any time upon demand (and subject to no other drawing requirements or conditions), and substantially in the form of Exhibit D attached hereto (the "Initial Letter of Credit"). Upon receipt of the Initial Letter of Credit, and provided no Event of Default has occurred and is continuing, Mortgagee shall release the Option Proceeds Reserve to Mortgagor. The Initial Letter of Credit (as the same may be extended, renewed or replaced pursuant hereto) shall be either (i) extended or renewed, in each case for the full Required Amount and for a period of not less than twelve months, by means of an instrument delivered to Mortgagee and satisfactory to Mortgagee, or (ii) replaced by a letter of credit in the amount of the full Required Amount delivered to Mortgagee having an expiration date not less than one year after its date of issuance, issued by an Approved Bank in the same form as the Initial Letter of Credit, or such other form as is satisfactory to Mortgagee in its sole and absolute discretion (a "Replacement Letter of Credit"), in each case not less than sixty (60) days prior to the expiration date of the Initial Letter of Credit (as the same may have been previously extended or renewed in a manner acceptable to Mortgagee as required above) or the expiration date of any Replacement Letter of Credit previously provided to Mortgagee in conformity with the above requirements. If the Initial Letter of Credit or any Replacement Letter of Credit provided to Mortgagee in conformity with the above requirements (each, a "Letter of Credit") is not extended, renewed or replaced in a manner acceptable to Mortgagee as required above not less than sixty (60) days prior to the expiration date of the Letter of Credit, such failure to extend, replace or renew the Letter of Credit shall constitute an Event of Default hereunder and under the other Loan Documents; provided, however, that Mortgagor may replace a Letter of Credit (not less than sixty (60) days prior to the expiration date of the Letter of Credit) by depositing with Mortgagee a cash sum equal to the Required Amount, and said cash sum shall be deemed the re-established Option Proceeds Reserve and shall be held and applied in accordance with the terms of this Mortgage. Notwithstanding the foregoing, under no circumstance may the Mortgagor be obligated to the issuer of any Letter of Credit, or to the Letter of Credit applicant or any other person or entity for the payment of the amount of the Letter of Credit or the reimbursement of the issuer of the Letter of Credit or any other such person or entity upon the occurrence of any draw upon the Letter of Credit (by virtue of subrogation or otherwise), and satisfaction of this requirement shall be a condition to the permitted use by Mortgagor of a Letter of Credit hereunder. Upon the occurrence of any Event of Default, Mortgagee may draw upon the Letter of Credit and either
(1) apply all or part of the proceeds of such draw (collectively, including any interest earned thereon in the event the proceeds are held prior to application in the Draw Proceeds Account referred to below, the "Draw Proceeds") for application, in such order and manner as Mortgagee shall determine in its sole and absolute discretion, to any of the Debt or Crossed Debt, including, without limitation, payments or partial payments of principal, interest, enforcement costs (including without limitation reasonable legal fees and expenses) and other amounts expended in exercising all rights and remedies available to Mortgagee at law or in equity or under this Mortgage or under any of the other Loan Documents or any of the Crossed Loan Documents, or (2) deposit all or part of the Draw Proceeds in any interest bearing account, subaccount or other repository of funds selected by Mortgagee from time to time (the "Draw Proceeds Account"), and hold such funds during the pendency of such Event of Default or, at Mortgagee's sole and absolute discretion, apply any of such Draw Proceeds in the manner set forth in clause (2) above, it being understood and agreed that any Draw Proceeds shall be Mortgagee's sole property and Mortgagor shall have no right, title or interest therein. Without limiting the foregoing, the Draw Proceeds may be commingled with Mortgagee's or its representative's other funds, or funds held by them in trust for others or as security for other obligations under the Loan Documents or otherwise. Without in any way implying that Mortgagor shall have any right, title or interest in any Draw Proceeds, Mortgagor hereby pledges, assigns and grants to Mortgagee a continuing perfected security interest in and to and a first lien and right of offset upon any right, title or interest Mortgagor may under any circumstance be deemed or determined to have in or with respect to the Draw Proceeds and the Draw Proceeds Account, as additional security for all the Mortgagor's obligations under the Loan Documents. In the event Mortgagee transfers any Letter of Credit to any successor or assignee of Mortgagee, Mortgagor shall pay or reimburse Mortgagee for any transfer fee charged by the issuer of the Letter of Credit. After payment in full of the Obligations, the Letter of Credit shall be promptly returned by Mortgagee to Mortgagor.

      [67. Condominium Provisions.

            (a) Mortgagor shall not (i) modify or amend any material terms and provisions of (A) the Condominium Documents (except for minor, nonsubstantial changes to cure an ambiguity or correct a scrivener's error), or (B) terminate any of the Condominium Documents, in each case, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, (ii) make any election regarding material matters without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, or (iii) fail to follow the directions of Mortgagee

(A) with respect to a proposed modification or amendment described in clause (i) above or (B) in connection with an election described in clause (ii) above.

            (b) Mortgagor shall fully and faithfully pay when due and payable all assessments, common charges and other charges payable by Mortgagor under the Condominium Documents and shall perform as and when due each of its obligations under the Condominium Documents in accordance with their respective terms, and shall not cause or suffer to occur any breach or default in any of such obligations. Mortgagor shall keep and maintain each of the Condominium Documents in full force and effect.

            (c) Mortgagor hereby assigns, conveys and mortgages to Mortgagee, as further and additional security for the Debt and Mortgagor's obligations under this Mortgage, all of the rights and benefits accruing to Mortgagor under the Condominium Documents with respect to the Mortgaged Property, including, without limitation, (i) any right of Mortgagor to amend, modify or terminate any of the Condominium Documents, (ii) any right of Mortgagor to terminate the condominium regime, including, without limitation, as a result of condemnation or casualty,
(iii) any rights and powers delegated to Mortgagor by any association or administrator established pursuant to the Condominium Documents (the "Association"), and (iv) any right of Mortgagor to determine whether or not the improvements will be restored or repaired following a fire or other casualty. If Mortgagee, its nominee, designee, successor, or assignee acquires title to one or more of the condominium units which comprise the Mortgaged Property by reason of foreclosure of this Mortgage, deed-in-lieu of foreclosure or otherwise, Mortgagee, its nominee, designee, successor, assign or such purchaser, shall (x) succeed to all of the rights of and benefits accruing to Mortgagor under the Condominium Documents with respect to the Mortgaged Property, (y) be entitled to exercise all of the rights and benefits accruing to Mortgagor under the Condominium Documents with respect to the Mortgaged Property, and (z) have the immediate right to remove any and all managers, members, directors, trustees and/or officers of the condominium association appointed by Mortgagor, anything in the Condominium Documents to the contrary notwithstanding, and thereupon Mortgagee, its nominee, designee, successor or assignee shall have the right to appoint managers, members, directors, trustees and/or officers of the condominium association, in replacement for those managers, trustees, members, directors and/or officers so removed. At such time as Mortgagee shall request, Mortgagor agrees to execute and deliver to Mortgagee such documents as Mortgagee and its counsel may require in order to insure that the provisions of this Section [66] will be validly and legally enforceable and effective against Mortgagor and all parties claiming by, through, under or against Mortgagor. Mortgagor hereby absolutely and irrevocably appoints Mortgagee as its true and lawful attorney, coupled with any interest, in its name and stead to make and execute on behalf of Mortgagor any documents necessary to validly and legally carry out the rights granted to Mortgagee under the terms of this paragraph, Mortgagor ratifying all that its said attorney shall do by virtue thereof. In addition, Mortgagor covenants and agrees to give to Mortgagee prompt notice of any notice of special assessment relating to any of the condominium units which comprise the Mortgaged Property received by Mortgagor. Mortgagor hereby assigns to Mortgagee, as further and additional security for the Debt and Mortgagor's obligations hereunder, all of Mortgagor's right to make rules and regulations for the condominium association and Mortgagor hereby covenants and agrees not to make or cause to be made any rules or regulations, and not to suffer or permit any rules and regulations to be made, without in all cases first obtaining the prior written consent of Mortgagee thereto which shall not be unreasonably withheld or delayed.

            (d) The provisions of this Mortgage with respect to the application of insurance proceeds and condemnation awards shall apply to the Mortgaged Property as provided herein, notwithstanding the submission of the Mortgaged Property to the Condominium Law. Without limiting the generality of the foregoing, Mortgagor, for and on behalf of itself and its direct and indirect successors and assigns and assigns as owner(s) of the condominium units which comprise the Mortgaged Property in the condominium regime, (i) irrevocably waives, to the extent permitted by law, any applicable law which grants to the trustees or managers of the condominium association and/or the owners of the condominium units rights in the event of a casualty or a condemnation which are inconsistent with the provisions of this Mortgage and (ii) expressly agrees to the application of the insurance proceeds and condemnation awards in accordance with the provisions of this Mortgage.

            (e) If any Condominium Default (as hereinafter defined) shall occur and be continuing, or if any party to any Condominium Document asserts that a Condominium Default has occurred (whether or not Mortgagor questions or denies such assertion), then, in the event that Mortgagor fails to remedy such Condominium Default within a period of fifteen (15) days following the earlier to occur of (i) receipt of written notice from Mortgagee of such Condominium Default or (ii) the date Mortgagor obtains knowledge of such Condominium Default, and subject to the terms and conditions of the applicable Condominium Documents, Mortgagee may (but shall not be obligated to) take any action that Mortgagee deems reasonably necessary to cure such Condominium Default, including, without limitation, (w) performance or attempted performance of Mortgagor's obligations under the applicable Condominium Documents, (x) curing or attempting to cure any actual or purported Condominium Default, (y) mitigating or attempting to mitigate any damages or consequences of the same and
(z) entry upon the Mortgaged Property for any or all of such purposes. Upon Mortgagee's request, Mortgagor shall submit satisfactory evidence of payment or performance of any of its obligations under each of the Condominium Documents. Mortgagee may pay and expend such sums of money as Mortgagee in its sole discretion deems necessary or desirable for any such purpose, and Mortgagor shall pay to Mortgagee within five (5) business days after the written demand of Mortgagee all such sums so paid or expended by Mortgagee pursuant to this Section [66], together with interest thereon from the date of expenditure at the Default Rate.

            (f) Mortgagor will do all things necessary to preserve and to keep unimpaired its material rights, powers and privileges under the Condominium Documents and to prevent the termination or expiration of the Condominium Documents, or the withdrawal of the Mortgaged Property from a condominium form of ownership under applicable law, to the end that Mortgagor may enjoy all of the material rights granted to it as a party to the Condominium Documents.

            (g) Mortgagor will (i) promptly notify Mortgagee of the receipt by Mortgagor of any notice from the Association or the owner of any other unit in the condominium, covering the Mortgaged Property, asserting or claiming a default by Mortgagor thereunder or lack of compliance by Mortgagor with the Condominium Documents, (ii) promptly notify Mortgagee of the receipt by Mortgagor of any notice or request from the Association or owner of any unit of the termination or purported termination of the Condominium Documents or to withdraw the Mortgaged Property from condominium ownership pursuant to applicable law or to seek any action for partition, (iii) promptly notify Mortgagee of the receipt by Mortgagor of any notice or request from the Association or owner of any unit of the material modification or change or proposed material modification or change of the Condominium Documents and (iv) promptly cause a copy of each such notice of request received by Mortgagor from the Association or any unit owner, or from a Mortgagee of a mortgage on such other unit, to be delivered to Mortgagee. Mortgagor will permit Mortgagee to participate in any such partition or withdrawal proceeding to the extent permitted by law and the Condominium Documents (but Mortgagee shall not be obligated so to do). Mortgagor will promptly deliver to Mortgagee a copy of each notice, pleading, brief and preliminary, interim and final determination or decision and other papers received by it in each such partition or withdrawal proceeding.

            (h) Mortgagor will, within twenty (20) days after demand from Mortgagee, obtain, if and to the extent that Mortgagor is entitled to the same under the Condominium Documents, and otherwise request from and make good faith efforts to obtain, from the Association and deliver to Mortgagee a duly signed and acknowledged certificate (signed also by Mortgagor) that the Condominium Documents are unmodified and in full force and effect (or, if the same have been modified in compliance with this Mortgage, that the Condominium Documents are in full force and effect as to modified and that there have been no other modifications), stating the dates to which the assessments, common charges and other charges payable under the Condominium Documents have been paid and stating whether to the certifying party's and Mortgagor's knowledge, Mortgagor is in compliance with the Condominium Documents, or, if not, specifying each default or failure of compliance of which the certifying party has knowledge. Mortgagor will, promptly upon receipt thereof, furnish Mortgagee with a copy of all notices and statements, however characterized, issued by the Association or relating to the Condominium Documents, including without limitation, financial statements and projected budgets.

            (i) Mortgagor will, prior to the date of the closing of the Loan, deliver or cause to be delivered to Mortgagee an estoppel and agreement of the Association in form and substance reasonably acceptable to Mortgagee.

            (j) Mortgagor hereby represents and warrants to Mortgagee as follows:

                  (i) Mortgagor has delivered true, complete and correct copies of each of the Condominium Documents to Mortgagee and the same have not been modified, amended or assigned, and to Mortgagor's knowledge, there are no other material condominium-related agreements or documents affecting Mortgagor's interest in the Mortgaged Property; and

                  (ii) Each of the Condominium Documents is in full force and effect and, to Mortgagor's knowledge, no Condominium Default exists or has occurred on the part of Mortgagor or on the part of any other party to any of the Condominium Documents.

            (k) The occurrence of one or more of the following events (each such event, a "Condominium Default") shall constitute an Event of Default hereunder:

                  (i) Any breach by Mortgagor of Section [66](a) above;

                  (ii) If Mortgagor shall fail to pay, when due and payable, all assessments, common charges and expenses made against the Mortgaged Property pursuant to the Condominium Documents;

                  (iii) If Mortgagor fails to comply with any of the applicable terms, covenants and conditions on Mortgagor's part to be complied with pursuant to the Condominium Documents;

                  (iv) If any provision of the applicable statutes pursuant to which the Condominium was established or any section, sentence, clause, phrase or word or the application thereof in any circumstance, is held invalid and such invalidity shall affect the lien of this Mortgage or the rights of Mortgagee under the Note, this Mortgage or any of the other Loan Documents;

                  (v) If the Condominium shall become subject to any action for partition commenced by any unit owner and said action has not been dismissed within thirty (30) days after commencement thereof unless Mortgagor, at its own expense, promptly and in good faith with due diligence works to dismiss said action, in which case Mortgagor shall have a period not to exceed sixty (60) days to dismiss said action;

                  (vi) If the Association (or, if such rights and powers have been delegated by the Association, the party(ies) to which such rights and powers have been delegated by the Association) continues to fail (A) to maintain the Condominium, including the Mortgaged Property, in good condition and repair, (B) to promptly comply with all laws, orders, and ordinances affecting the Condominium, including the Mortgaged Property, or the use thereof, (C) to promptly repair, replace or rebuild any part of the Mortgaged Property and the Common Elements, which may be damaged or destroyed by any casualty or which may be affected by any condemnation or similar proceeding, or (D) to complete and pay for, within a reasonable time, any structural improvements or other structure that constitutes a portion of the Mortgaged Property and Common Elements at any time in the process of construction or repair (to the extent that the Association is authorized to so maintain, repair, replace, rebuild and complete the Condominium, including the Mortgaged Property, by the Condominium Documents), and such failure shall continue for a period of sixty (60) days after written notice from Mortgagor thereof is delivered to the Association specifying such failure and requiring the same to be remedied;

                  (vii) If (A) Mortgagor fails to maintain the Mortgaged Property as a condominium under the provisions of the Condominium Act, or
      (B) 75% or more of the buildings and improvements which comprise a portion of the Condominium are destroyed or substantially damaged and 75% or more of the owners of units comprising the Condominium do not duly and promptly resolve to proceed with the repair or restoration thereof; or

                  (viii) If the Condominium regime is terminated for any reason.

      As used herein, the term "Condominium Act" shall mean Act 59 of the Public Acts of Michigan of 1978, as amended; the term "Common Elements" shall having the meaning set forth in the Condominium Documents; and the term "Condominium" shall mean any condominium that includes the Mortgaged Property as a part thereof and that was created pursuant to the Condominium Act.]

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.

                                             MORTGAGOR:

                                            RAMCO AUBURN CROSSROADS SPE LLC
                                            A DELAWARE LIMITED LIABILITY COMPANY

                                             By: _______________________________
                                                 Dennis Gershenson, President

WITNESSES:

_______________________
Name:__________________

_______________________
Name:__________________

STATE OF ______________  )
                         ) ss:
COUNTY OF _____________  )

            The foregoing instrument was acknowledged before me this ____ day of ______________, 2004 by Dennis Gershenson, the President of Ramco Auburn Crossroads SPE LLC, a Delaware limited liability company.

                                                 _______________________________
                                                 Notary Public

This instrument was prepared by
and return when recorded to:

Laura E. Smith
Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, IL 60603

Auburn Mortgage

                                    EXHIBIT A

                                Legal Description

                                   SCHEDULE 1

         DESCRIPTION OF CROSSED LOAN, CROSSED NOTE, CROSSED MORTGAGE AND
                                CROSSED PROPERTY

      As used herein and in the instrument to which this Schedule is attached, the following terms shall have the following meanings:

      "Crossed Loan" shall mean the loan in the amount of $26,960,000 made by Mortgagee to the Mortgagor, and evidenced and secured by the Crossed Note, the Crossed Mortgage and the Crossed Loan Documents.

      "Crossed Loan Documents" shall mean the "Loan Documents" as defined and referred to in the Crossed Mortgage, as the same may be amended, modified, supplemented, extended or restated from time to time.

      "Crossed Note" shall mean that certain promissory note in the initial principal amount of the Loan dated as of (or about) the date of the instrument to which this Schedule is attached, made and given by the Mortgagor in favor of Mortgagee, as the same may be amended, modified, supplemented, extended or restated from time to time.

      "Crossed Mortgage" shall mean that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of (or about) the date of the instrument to which this Schedule is attached, made and given by the Mortgagor in favor of Mortgagee, as the same may be amended, modified, supplemented, extended or restated from time to time.

      "Crossed Property" shall mean the "Mortgaged Property" as defined and referred to in the Crossed Mortgage, located in city of Rossford, county of Wood, State of Ohio, as more particularly described in the Crossed Mortgage.

                                    EXHIBIT D

                            FORM OF LETTER OF CREDIT

                              [Letterhead of Bank]

                            [Insert Date of Issuance]

Irrevocable Letter
of Credit No.:  ____

_______________________
_______________________
_______________________
_______________________

Ladies and Gentlemen:

            The undersigned, ____________ (the "Issuer") hereby establishes, at the requests of and for the account of _____________ ("Applicant") in favor of Salomon Brothers Realty Corp., a New York corporation, and its successors and assigns ("Beneficiary"), this Irrevocable Letter of Credit, numbered as indicated above (the "Letter of Credit"), in the aggregate amount of $__________ (as such amount may be reduced as set forth below).

            This Letter of Credit is effective immediately and expires on ______________________ (the "Stated Expiry Date"), but will be automatically extended without amendment for successive twelve month periods from the Stated Expiry Date and any future expiration date unless at least 60 days prior to the then applicable expiration date (the "Expiration Date") the Beneficiary receives notice ("Termination Notice") from the Issuer that the Issuer elects, in its sole discretion, not to renew for such additional twelve month periods. For purposes of this Letter of Credit, the Termination Notice shall be deemed to have been received by the Beneficiary when delivered by messenger or courier to the Beneficiary's address specified above, unless this Letter of Credit is transferred, in which case the Termination Notice shall be delivered to the transferee's address set forth in the "Transfer Instruction" (as defined below) received by the Issuer.

            This Letter of Credit is irrevocable, unconditional, transferable in accordance with the terms hereof and effective immediately and until expiration. This Letter of Credit may be transferred without charge to the Beneficiary or its transferee one or more times upon receipt of written instructions (the "Transfer Instruction"), submitted substantially in the form of Annex A attached hereto. Each such transfer shall be effective upon Issuer's receipt of the Transfer Instruction at its address stated above. The Issuer shall be deemed to have received any such Transfer Instruction when delivered by messenger or courier to the Issuer's address set forth above. At the option of the transferee, and if the Transfer Instruction so indicates, the Issuer shall, upon presentation to it of this Letter of Credit accompanied by the Transfer Instruction, [either (whichever is the Issuer's standard practice)] [issue an amendment to this Letter of Credit, reasonable acceptable to the transferee, which replaces the Beneficiary named above with the transferee as the beneficiary of this Letter of Credit] [or] [issue to the transferee a replacement letter of credit with provisions identical to this Letter of Credit, except that the beneficiary thereunder shall be the transferee, and its address, telephone number and contact person shall be named and used instead of those of the Beneficiary named above].

            The Issuer hereby irrevocably authorizes the Beneficiary to draw under this Letter of Credit, in accordance with the terms and conditions hereinafter set forth, in one or more drawings, by the Beneficiary's sight draft in the form of Annex B attached hereto with the blanks and bracketed information appropriately completed and signed by the Beneficiary's authorized signatory, drawn on the Issuer at the Issuer's office at __________________________ payable at sight on a Banking Day (as defined below). Such draft shall be dated the date of presentation, and shall be presented to the Issuer at the Issuer's office set forth above on a Banking Day. If the Issuer receives such draft (hereinafter referred to as a "Demand") at such office, all in conformity with the terms and conditions of this Letter of Credit, prior to 12:00 noon (New York time) on a Banking Day prior to the Expiration Date, the Issuer will make funds available to the Beneficiary in immediately available funds in accordance with the Beneficiary's payment or wire-transfer instructions on the Banking Day next succeeding the Banking Day on which the Issuer shall have received such Demand. If the Issuer receives a Demand at such office, all in conformity with the terms and conditions of this Letter of Credit, on or after 12:00 noon (New York time) on a Banking Day prior to the Expiration Date, the Issuer will make funds available to the Beneficiary in immediately available funds in accordance with the Beneficiary's payment or wire-transfer instructions on the second Banking Day immediately following the Banking Day on which the Issuer received such Demand. "Banking Day" means a day of the year on which banks are not required or authorized to close in New York, New York.

            If a Demand made by the Beneficiary hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, the Issuer shall promptly use reasonable efforts to give the Beneficiary telephonic notice that the purported Demand was not effected in accordance with the terms and conditions of this Letter of Credit and stating the reasons therefor. Upon being notified that the purported Demand for payment was not effected in accordance with this Letter of Credit, the Beneficiary may attempt to correct any such nonconforming Demand for payment if, and to the extent that, the Beneficiary is able to do so prior to the Expiration Date.

            Any inquiry of the Beneficiary and any notice of a non-conforming Demand shall be directed to ______________________, or, if this Letter of Credit is transferred, to the person at the phone number designated in the Transfer Instruction. Each drawing honored by the Issuer hereunder shall pro tanto reduce the Stated Amount of this Letter of Credit. The "Stated Amount" means, initially $______________, as the same may be reduced automatically upon and by the amount of each drawing hereunder.

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

            This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP") or the successor version in effect at the time the Demand is presented. This Letter of Credit shall be deemed to be a contract made under the laws of the State of ____ and shall, as to matters not governed by the UCP, be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

            This Letter of Credit sets forth in full the Issuer's undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only Reduction Notices, Transfer Instructions and Demands and the UCP referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except such Reduction Notices, Transfer Instructions, Demands and the UCP.

            The Issuer hereby agrees that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored by the Issuer upon delivery of such drafts as herein specified if presented at the Issuer's office on or before the Expiration Date hereof.

      _________________________________

      By:______________________________

      Its:_____________________________

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

                                     ANNEX A

                              TRANSFER INSTRUCTION

      The undersigned, a duly authorized signatory of the undersigned beneficiary of Irrevocable Letter of Credit No. ____ (the "Letter of Credit"), irrevocably instructs _______________________________________, as issuer of the
Letter of Credit, as follows:

      1. For value received, the undersigned beneficiary irrevocably transfers to

      _____________________________
      [name of transferee]

      _____________________________
      _____________________________
      _____________________________
      _____________________________
      [address]

      All rights of the undersigned beneficiary under the Letter of Credit. Any inquiry of the transferee and any notice of a non-conforming Demand under the Letter of Credit shall be directed to _________________ at the following telephone number:________________.

      2. By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee, and the transferee shall from the date of this Instruction have sole rights as beneficiary of the Letter of Credit.

      3. [The Letter of Credit is returned with this Instruction, and in] [In] accordance with the Letter of Credit the undersigned directs that this transfer be effective and that you transfer the same to the transferee [and that you issue without charge to us or the transferee a new irrevocable letter of credit with provisions identical to the Letter of Credit, except that the beneficiary thereunder shall be the transferee, and its address, telephone number and contact person shall be named and used instead of those of the undersigned]. [Bracketed language to be included at the option of the transferee.]

      Dated: ______________

      _____________________________

      By __________________________
      Its _________________________

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

                                     ANNEX B

                                   SIGHT DRAFT

      DATE:______________________

      DRAWN UNDER IRREVOCABLE LETTER OF CREDIT NO. ________________

      TO THE ORDER OF THE UNDERSIGNED (the "BENEFICIARY"),

      PAY $_________________

      AT SIGHT, FOR VALUE RECEIVED UNDER IRREVOCABLE LETTER OF CREDIT NO.
______________

      TO: [insert Issuer name and address]

      BENEFICIARY:

                                       ___________________________ [, or, if the
                          Letter of Credit has been transferred, the transferee]

      By:____________________________
      Title:_________________________

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